File No. 33-7592
                                                  File No. 811-04768

                                  SCHEDULE 14A

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant                  [X]

Filed by party other than the Registrant [ ]


Check the appropriate box:

[ ]  Preliminary proxy statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or
     Rule 14a-12


                       Pioneer Intermediate Tax-Free Fund
                  (Name of Registrant as Specified in Charter)



    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required


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                              FOR INTERNAL USE ONLY
  PIONEER INTERMEDIATE TAX-FREE FUND PROXY SOLICITATION: QUESTIONS AND ANSWERS

Q:       WHAT DOES THE MERGER MEAN FOR PIONEER INTERMEDIATE TAX-FREE FUND?
A: Pioneer Intermediate Tax-Free Fund is holding a shareowner meeting to vote on a proposal to approve an Agreement and Plan of Reorganization between your Fund and Pioneer Tax-Free Income Fund. THE FUND'S TRUSTEES, WHOSE PRIMARY FUNCTION IS TO PROTECT YOUR INTERESTS AS A SHAREOWNER, RECOMMEND THAT YOU VOTE FOR THE PROPOSAL.

         Here is what a FOR vote means for the proposal being considered. It will:

         APPROVE THE AGREEMENT AND PLAN OF REORGANIZATION. Under this agreement your fund would transfer all of its assets to Pioneer Tax-Free Income Fund.

Q:       HOW WILL THE REORGANIZATION WORK?
A: Pioneer Intermediate Tax-Free will transfer all of its assets to Pioneer Tax-Free Income Fund, which will also assume its liabilities. After that you will be a Tax-Free Income Fund shareowner.

Q:       WILL THERE BE ANY TAX CONSEQUENCES?
A:       The reorganization will be tax-free.

Q:       WHO WILL BE RESPONSIBLE FOR MANAGING THE FUND?
A: Tax-Free Income Fund is managed by the same team that manages your Fund, led by Sherman B. Russ.

Q:       CAN YOU GIVE ME MORE INFORMATION ABOUT PIONEER TAX-FREE INCOME FUND?
A: Both funds have similar investment objectives--a high level of current income exempt from federal income taxes. The Trustees expect that shareowners will receive the same investment advantages as they currently have, yet with the potential for higher returns given Tax-Free Income Fund's lower expenses.

Q:       WHY ARE THE TRUSTEE'S RECOMMENDING THIS REORGANIZATION?
A: The Trustee's believe that by reorganizing your fund into a larger fund with similar investment policies, you will benefit from increased diversification, the larger combined fund's better net prices on securities trades and economies of scale that could contribute to a lower expense ratio.


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Q:       WHERE CAN I OBTAIN MORE INFORMATION?
A: We can send you annual and semiannual reports, the most recent prospectuses and statements of additional information for both funds. All of these documents are also on file with the SEC and available at no charge on the SEC's website (http://www.sec.gov).

Q:       WHO MAKES THE FINAL DECISIONS ABOUT THIS PROPOSAL?
A: You do. The Trustees you have elected - whose primary role, as mentioned, is protecting your interests as a shareowner - have unanimously approved the proposal and encourage you to vote FOR it. However, you must make the final decision, either by attending the meeting in person or by giving your proxy vote.

Q:       WHEN AND WHERE WILL THE MEETING TAKE PLACE?
A: The meeting is scheduled for Tuesday, March 30, 1999, at the offices of Hale & Dorr LLP, 60 State Street, 26th Floor, Boston, Massachusetts at 2:00 p.m., Boston time.


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Pioneer Intermediate Tax-Free Fund
60 State Street
Boston, MA  02109

URGENT
PLEASE VOTE YOUR SHARES TODAY

Dear Fellow Shareowner,

Not too long ago we sent you a proxy card and materials for Pioneer Intermediate Tax-Free Fund (the Fund) explaining the proposal up for a vote at the March 30, 1999 shareowner meeting. WE NEED YOU TO CAST YOUR VOTE!

If you have not already completed and returned the proxy card included in our earlier package, PLEASE TAKE A MOMENT NOW TO COMPLETE THE ENCLOSED PROXY CARD AND MAIL IT TO US IN THE POSTAGE-PAID ENVELOPE PROVIDED.

The proposal in the Proxy Statement has been reviewed by the Fund's Board of Trustees, whose primary role is to protect your interests as a shareowner. In the Trustees' opinion, the proposal is fair and reasonable. The Trustees recommend that you vote FOR the proposal. For your easy reference, on the back of this page is a summary of what a FOR vote would mean for the proposal.

PLEASE VOTE! YOUR VOTE IS EXTREMELY IMPORTANT, NO MATTER HOW MANY SHARES YOU
OWN.

Please feel free to call us at 1-800-622-3265 if you have any questions about the proposal or the process for voting your shares. Thank you for your prompt response.

Sincerely,



/s/ John F. Cogan, Jr.
John F. Cogan, Jr.
Chairman and President

[back page]

Here is what a FOR vote means for the proposal being considered.

APPROVE AN AGREEMENT AND PLAN OF REORGANIZATION BETWEEN THE FUND AND PIONEER TAX-FREE INCOME FUND, allowing the Fund to transfer all of its assets and liabilities to Pioneer Tax-Free Income Fund in exchange for shares of Pioneer Tax-Free Income Fund.

If the Proposal is approved, shareowners of Pioneer Intermediate Tax-Free Fund will receive shares of Pioneer Tax-Free Income Fund, of the same class and total value. The Trustees believe the proposed changes will help current shareowners by offering them a more diversified investment in a larger fund with a lower expense ratio. The reorganization will be tax-free for shareowners and the Funds.

The Funds have similar investment objectives; both seek a high level of current income exempt from federal income taxes. The Trustees expect that shareowners will receive the same investment advantages as they currently have, yet with the potential for higher returns given Tax-Free Income Fund's lower expenses.

PLEASE VOTE! YOUR VOTE IS EXTREMELY IMPORTANT, NO MATTER HOW MANY SHARES YOU
OWN.


0299-6162

[landscape oriented on proxy card]

PROXY                                                                      PROXY
-----                                                                      -----

                       PIONEER INTERMEDIATE TAX-FREE FUND
                      PROXY FOR THE MEETING OF SHAREHOLDERS
                            To be held March 30, 1999

I (we), having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) John F. Cogan, Jr., David D. Tripple, Robert P. Nault and Joseph P. Barri, and each of them, my
(our) attorneys (with full power of substitution in them and each of them) for and in my (our) name(s) to attend the Meeting of Shareholders of my(our) fund to be held on Tuesday, March 30, 1999, at 2:00 p.m. (Boston time) at the offices of Hale and Dorr LLP, counsel to the fund, 60 State Street, 26th Floor, Boston, Massachusetts 02109, and any adjourned session or sessions thereof (the "Meeting"), and there to vote and act upon the following matter (as more fully described in the accompanying Proxy Statement) in respect of all shares of the fund which I (we) will be entitled to vote or act upon, with all the powers I
(we) would possess if personally present:

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.



                                 In signing, please write name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally.

                                 [      s i g n a t u r e       b l o c k      ]
                                 Signature(s)

                                 Dated:                      , 1999

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF YOUR FUND AND SHOULD BE RETURNED AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED.

                                             FOR        AGAINST        ABSTAIN
1. To approve an Agreement and Plan of       [ ]          [ ]            [ ]
   Reorganization between your fund and
   Pioneer Tax-Free Income Fund. Under
   this Agreement your fund would transfer
   all of its assets to Tax-Free Income
   Fund in exchange for shares of Tax-Free
   Income Fund. These shares would be
   distributed proportionately to you and
   the other shareholders of your fund.
   Tax-Free Income Fund would also assume
   your fund's liabilities.